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                                                                    EXHIBIT 23.1

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated February 10, 1998 on the financial statements of Boron LePore & Associates, Inc. as of December 31, 1997 included in Registration Statement File No. 333-51101. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.


                                             ARTHUR ANDERSEN LLP


Roseland, New Jersey
July 28, 1998